UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2018

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2018, Halcón Resources Corporation (the “Company”) increased the size of the Board of Directors of the Company (the “Board”) from eight to nine members and appointed Janine J. McArdle to serve as a Class C director with a term expiring in 2019, effective as of June 15, 2018. The Board also appointed Ms. McArdle to serve on each of the Nominating and Corporate Governance Committee of the Board and the Reserves Committee of the Board, effective as of June 15, 2018. The Board has determined that Ms. McArdle satisfies the definition of an “independent director” under the applicable rules of the New York Stock Exchange and the requirements for service on the Board pursuant to the Company’s Corporate Governance Guidelines, a copy of which is available under the “Investor Relations—Corporate Governance” page of the Company’s website at www.halconresources.com. The information on the Company’s website does not constitute a part of this Current Report on Form 8-K and is not incorporated herein by reference. There are no arrangements or understandings between Ms. McArdle and any other persons pursuant to which each was appointed a director of the Company.

For her service on the Board, Ms. McArdle will be entitled to the same compensation arrangements as the Company’s other non-employee directors, including (A) an annual cash retainer of (i) $70,000 for service on the Board; (ii) $5,500 for service as a member on the Nominating and Corporate Governance Committee of the Board; and (iii) $5,500 for service as a member on the Reserves Committee of the Board, and (B) equity-based awards in the form of shares of restricted stock under the Company’s 2016 Long-Term Incentive Plan. Upon the effective date of her appointment to the Board, Ms. McArdle received an initial equity grant of 33,750 restricted shares of the Company’s common stock. Ms. McArdle also entered into an indemnity agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 19, 2012.

Janine J. McArdle has been an executive in the oil and gas industry for over 30 years with extensive experience in engineering, marketing, business development, finance and risk management. Ms. McArdle is currently founder and CEO of Apex Strategies LLC, a global consultancy company providing advisory services to companies engaged in the midstream and downstream sectors of the energy industry. Prior to forming her own company, Ms. McArdle was an Executive Officer at Apache Corporation from 2002 to 2015. During that time, she also served as President of Kitimat LNG, Senior Vice President Global Gas Monetization, and Senior Vice President of Global Oil and Gas Marketing. Prior to Apache, Ms. McArdle served as President and Managing Director for Aquila Europe Ltd. from 2001 to 2002 and held executive and management positions with Aquila Energy Marketing from 1993 to 2001, including Vice President Trading and Vice President Mergers and Acquisitions. She served as a member of the board of directors for Intercontinental Exchange, the electronic trading platform, from 2000 to 2002. Previously, Ms. McArdle was a partner in Hesse Gas from 1991 to 1993. Ms. McArdle graduated from the University of Nebraska with a Bachelor of Science in Chemical Engineering, earned a Master of Business Administration in Finance from the University of Houston, a CERT Certificate in Cybersecurity from Carnegie Mellon’s Software Engineering Institute, and a Governance Fellowship from the National Association of Corporate Directors (NACD). Ms. McArdle currently serves on the Advisory Board for the College of Engineering at the University of Nebraska and the Board of Directors of the Palmer Drug Abuse Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

June 19, 2018	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer